Exhibit 10.41

PERFORMANCE GUARANTEE

THIS PERFORMANCE GUARANTEE is given and delivered by D-Wave Quantum Inc. (the “Guarantor”) to Her Majesty the Queen in Right of Canada as represented by the Minister of Industry (the “Minister”) and is dated for reference                     , 2022

BACKGROUND:

A.    Pursuant to: (i) Strategic Innovation Fund Contribution Agreement No. 811-811923 dated November 20, 2020, between the Minister, D-Wave Systems Inc. (“D-Wave”) and DWSI Holdings Inc. (“DWSI”), as amended (the “SIF Agreement”); and (ii) Technology Partnerships Canada Contribution Agreement No. 720-493141 dated September 22, 2005, between the minister and D-Wave, as amended (the “TPC Agreement”, and together with the SIF Agreement, the “Agreements”, and each an “Agreement”), the Minister has agreed to provide funding for certain projects carried out by DWSI and D-Wave, as more particularly described in, and subject to the terms and conditions of, the Agreements.

B.    On January 1, 2021, in connection with an internal reorganization, D-Wave and DWSI amalgamated to form D-Wave Systems Inc. (the “Company”), at which point the Company became liable for the obligations of D-Wave and DWSI under the SIF Agreement and for the obligations of D-Wave under the TPC Agreement.

C.     The Company intends to complete a business combination with DPCM Capital, Inc. by way of plan of arrangement and merger, pursuant to which, among other things, the Company and DPCM will become wholly-owned subsidiaries of D-Wave Quantum Inc., a public company that is contemplated to be listed on the New York Stock Exchange (the “Transaction”).

D.    As a condition to the Minister agreeing to consent to the anticipated Change of Control (as defined in the SIF Agreement) and Change in Ownership (as defined in the TPC Agreement) of the Company that occurred as a result of the Transaction (together, the “Change in Control”), the Minister requires the Guarantor to grant the guarantee provided in this Performance Guarantee.

E.    The Guarantor has agreed to guarantee the due performance of the obligations of the Company under the Agreements upon the terms and conditions set forth in this Performance Guarantee.

IN CONSIDERATION of the Minister consenting to the Change in Control of the Company under the Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1.

Performance Guarantee. The Guarantor hereby absolutely and irrevocably guarantees to the Minister the full, prompt and complete performance of the Company’s obligations, covenants and commitments under the Agreements, and under all documents and other instruments delivered by them respectively under the Agreements (together with the Agreements referred to as the “SIF Documents”), as any one or more of the SIF Documents may be updated, amended, modified, added to, replaced, restated or supplemented from time to time before or after the date of this Performance Guarantee, and whether or not notice of any such update, amendment, modification, addition, replacement, restatement or supplement has been provided to the Guarantor (the “Guaranteed Obligations”). Notwithstanding anything to the contrary, the Guarantor’s guarantee of the Guaranteed Obligations or indemnity of the Minister for such Guaranteed Obligations shall not be greater than the obligations which the Company owes to the Minister under the terms and conditions of the SIF Documents and the Guarantor shall receive the benefit of all rights and defences available to the Company under the SIF Documents related to the performance of the Guaranteed Obligations.

2.	Defaulted Obligations. If the Company defaults in the performance of any of the Guaranteed

Obligations (the “Defaulted Obligations”), then upon the delivery to the Guarantor of a written notice from the Minister stating the particulars of the Defaulted Obligations, the Guarantor shall forthwith perform the Defaulted Obligations at the sole cost and expense of the Guarantor. For greater clarification, the Minister is not and will not be obligated to exhaust its recourse against the Company before being entitled to request performance by the Guarantor under this Performance Guarantee.

3.	Continuing and Irrevocable. This Performance Guarantee shall be continuing and irrevocable until the full and complete performance and satisfaction of all of the Guaranteed Obligations.

4.

Guarantee Absolute. Without limiting the generality of Section 3: (i) the obligations of the Guarantor under this Performance Guarantee shall remain fully effective and enforceable against the Guarantor and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by; (ii) the rights and remedies of the Minister shall not in any way be diminished or prejudiced by; and (iii) the Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law, the following:

(a)	any agreement or arrangement between the Minister and the Company;

(b)	any Insolvency Proceeding affecting, or the financial condition of, the Company, the Guarantor, the Minister or any other Person at any time;

(c)	any failure of the Company to perform or comply with the Guaranteed Obligations or to give notice thereof to the Guarantor;

(d)	any claim, set-off or other rights which the Guarantor may have at any time against the Company, or any other Person (other than the Minister or its affiliates); or

(e)

any other matter that might in any manner (but for the operation of this Section) operate (whether by statute, at law, in equity or otherwise) to release, discharge, diminish, limit, restrict or in any way affect the liability of, or otherwise provide a defence to, a guarantor.

5.	Dealing with Guaranteed Obligations. The Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law:

(a)	any amendment, alteration, novation or variation in any manner and to any extent (and irrespective of the effect of the same on the Guarantor) of any of the Guaranteed Obligations;

(b)	any limitation, compromise, subordination, postponement or abandonment of any of the Guaranteed Obligations;

(c)	any grant of time, renewal, extension, indulgence, release, discharge or other course of conduct by the Minister to the Company;

(d)

any alteration, settlement, compromise, acceleration, extension or change in the time or manner for payment or performance by the Company made or permitted by the Minister of any or all of the Guaranteed Obligations;

(e)	The Minister accepting compromises from the Company;

(f)	The Minister doing, or omitting to do, anything to enforce the payment or performance of any or all of the Guaranteed Obligations;

(g)

The Minister proving any claim in any Insolvency Proceeding affecting the Company, as it sees fit or refraining from proving any claim or permitting or suffering the impairment of any of the Guaranteed Obligations in any such Insolvency Proceeding; making any election in any such Insolvency Proceeding; permitting or suffering the creation of secured or unsecured credit or debt in any such Insolvency Proceeding; or permitting or suffering the disallowance, avoidance, or subordination of any of the Guaranteed Obligations in any such Insolvency Proceeding; and

(h)	The Minister otherwise dealing with the Company and the Guaranteed Obligations as the Minister may see fit.

6.	Certain Defined Terms. For purposes of this Performance Guarantee:

(a)

“Insolvency Proceeding” means any proceeding seeking to adjudicate a Person an insolvent, seeking a receiving order against such Person under the Bankruptcy and Insolvency Act (Canada), or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief or composition of such Person or its debts or a stay of proceedings of such Person’ s creditor generally (or any class of creditor) or any other relief, under any federal, provincial, territorial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and any similar legislation in any jurisdiction) or at common law or in equity; and

(b)

“Person” includes any natural person, corporation, company, limited liability company, unlimited liability company, trust, joint venture, association, incorporated organization, partnership, governmental authority or other entity.

7.

Representations. The Guarantor represents and warrants as follows to the Minister, as of the date of this Performance Guarantee, and acknowledges and agrees that the Minister is relying on such representations and warranties and is entitled to do so in entering into this Performance Guarantee:

(a)	The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)

The Guarantor has all necessary power, capacity and legal authority to enter into, execute and deliver this Performance Guarantee and to perform its obligations under this Performance Guarantee, and this Performance Guarantee has been duly executed and delivered by the Guarantor, and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to the fact that specific performance and injunctive relief are equitable remedies available only in the discretion of the court; and

(c)

neither the execution and delivery of this Performance Guarantee, nor the compliance with the terms of this Performance Guarantee by the Guarantor has resulted or will result in a breach of, or constitute a default under any instrument, agreement, commitment, covenant or other obligation to which the Guarantor is a party or by which the Guarantor is bound, which breach or default would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Performance Guarantee.

8.

SIF Documents. The Guarantor acknowledges receipt of a copy of the SIF Documents. The Guarantor expressly agrees that: (i) the Minister is not required to provide the Guarantor with, and the Guarantor hereby waives any right to receive from the Minister, copies of any amendments, updates, modifications, additions, replacements, restatements or supplements to any one or more of the SIF Documents; and (ii) the obligations of the Guarantor to the Minister under this Performance Guarantee shall in no way be affected, diminished or otherwise limited as a result of any amendments, updates, modifications, additions, replacements, restatements or supplements made by the Company and the Minister and their respective affiliates to one or more of the SIF Documents.

9.	Notices.

(a)

Notice Requirements. Any demand, notice or other communication to be given in connection with this Performance Guarantee must be given in writing and may be given by personal delivery, by registered mail or by electronic means of communication, addressed to the Guarantor as follows:

3033 Beta Avenue

Burnaby, BC V5G 4M9

Attention: Tanya Rothe

Email: legal@dwavesys.com

(b)

Deemed Delivery of Notice. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during a business day, otherwise the next business day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication must not be mailed but must be given by personal delivery or by electronic communication.

10.

Further Assurances. Each party will from time to time promptly execute and deliver or cause to be executed and delivered all such further documents and instruments and will do or cause to be done all such further acts and things in connection with this Performance Guarantee that the other party may reasonably require as being necessary or desirable in order to effectively carry out or better evidence or perfect the full intent and meaning of this Performance Guarantee or any provision of this Performance Guarantee.

11.

Entire Agreement. This Performance Guarantee constitutes the entire agreement between the parties pertaining to the subject matter of this Performance Guarantee and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, representations, warranties, obligations or other agreements between the parties in connection with the subject matter of this Performance Guarantee (whether oral or written, express or implied, statutory or otherwise) except as explicitly set out in this Performance Guarantee.

12.	Amendment. No amendment of this Performance Guarantee will be effective unless made in writing and signed by the parties.

13.

Waiver. A waiver of any default, breach or non-compliance under this Performance Guarantee will not be effective unless in writing and signed by the party to be bound by the waiver and then only in the specific instance and for the specific purpose for which it has been given. No waiver will be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Performance Guarantee will not operate as a waiver of that party’s rights under this Performance Guarantee in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

14.

Severability. Any provision of this Performance Guarantee which is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Performance Guarantee, all without affecting the remaining provisions of this Performance Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

15.

Governing Law. This Performance Guarantee will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province and this Performance Guarantee will be treated, in all respects, as a British Columbia contract.

16.

Successors and Assigns; Assignment. This Performance Guarantee will enure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. No party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Performance Guarantee to any Person without the prior written consent of the other party, which consent may be withheld in that party’s sole and unfettered discretion.

17.

Counterparts. This Performance Guarantee may be executed in counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. To evidence its execution of an original counterpart of this Performance Guarantee, a party may send a copy of its original signature on the execution page of this Performance Guarantee to the other party by facsimile, e-mail in pdf format or by other electronic transmission and such transmission will constitute delivery of an executed copy of this Performance Guarantee to the receiving party.

[Signature Page Follows]

IN WITNESS WHEREOF the Guarantor has executed this Performance Guarantee as of the date first above written.

D-WAVE QUANTUM INC.

By:
Name: Title:

[Signature page to D-Wave/SIF Performance Guarantee]